UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2008

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K/A

Explanatory Note

The information contained in the Current Report on Form 8-K dated February 21, 2008 and filed on February 26, 2008 did not properly describe the 2008 operational and customer service goals for Idaho Power Company under the IDACORP, Inc. Executive Incentive Plan or the award opportunities of the named executive officers in Exhibit 10.2.

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Short-Term Incentive Compensation

On February 21, 2008, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("IPC") amended the IDACORP, Inc. Executive Incentive Plan (the "Plan") to reflect revised weightings and payment multipliers for 2008 and established 2008 award opportunities. The Board approved the Plan as amended and the 2008 award opportunities at its meeting also held on February 21, 2008. A copy of the Plan as amended is filed as Exhibit 10.1 hereto. Filed as Exhibit 10.2 and incorporated herein by reference is the Executive Incentive Plan NEO 2008 Award Opportunity Chart indicating the 2008 annual award opportunities for those executive officers who were named executive officers in the 2007 proxy statement for the Annual Meeting of Shareholders of IDACORP (the "NEOs").

The terms of the Plan provide for annual cash incentive award opportunities based upon IDACORP and IPC performance measures, with a threshold, target and maximum level. The amount of incentive will be calculated by multiplying base salary by the product of the approved incentive percentage and the combined multiplier. The maximum payout is 200% of target.

The goals for 2008 are a combination of (i) operational and customer service goals for IPC (weighted 40%), (ii) net income for IPC (weighted 40%) and (iii) consolidated net income for IDACORP (weighted 20%).

The first goal has three components: (i) customer satisfaction, (ii) other operation expense (excluding third party transmission expense, short-term employee and executive incentive expense and fixed cost adjustment) and maintenance expense ("Other O&M expense") and (iii) network reliability for general service customers. Achievement of customer satisfaction, as measured by the customer relationship index, at the threshold level will result in a multiplier of 7.5%, at the target level will result in a multiplier of 15% and at the maximum level will result in a multiplier of 30%. Achievement of specified levels of Other O&M expense at the threshold level will result in a multiplier of 7.5%, at the target level will result in a multiplier of 15% and at the maximum level will result in a multiplier of 30%. Achievement of network reliability for general service customers (which is based on the number of service interruptions more than five minutes in duration and also requires that no more than 10% of customers have more than six interruptions) at the threshold level will result in a multiplier of 5%, at the target level will result in a multiplier of 10% and at the maximum level will result in a multiplier of 20%.

Achievement of IPC net income, the second goal, at the threshold level will result in a multiplier of 20%, at the target level will result in a multiplier of 40% and at the maximum level will result in a multiplier of 80%.

Achievement of consolidated IDACORP net income, the third goal, at the threshold level will result in a multiplier of 10%, at the target level will result in a multiplier of 20% and at the maximum level will result in a multiplier of 40%.

Participants who retire, die or become disabled during the year remain eligible to receive a prorated award to the extent performance goals are met. Participants who terminate employment for other reasons are not eligible for an award, unless otherwise determined by the Committee. The Committee assesses the extent to which goals have been achieved and recommends payment amounts to the Board. The Committee's recommendation may reflect downward adjustment of awards in light of such considerations as the Committee may deem relevant. An award is deemed earned and vested only when the Board approves payment of the award to the participant. No award may be paid to IDACORP or IPC executives if there is no payment to employees under the IDACORP Employee Incentive Plan or if net income is less than the Board approved dividend for IDACORP common stock for the calendar year to which the award relates.

In the event of a change in control, the Board has discretion, with respect to outstanding awards, to provide for assumption or substitution of the awards by the successor entity, to adjust awards or, under certain circumstances, to approve payments of all or a portion of the awards. With respect to awards that relate to the calendar year in which the change in control occurs, participants who terminate employment for reasons other than cause after the date of a change in control, but before the end of the calendar year in which the change in control occurs, remain eligible to receive an award.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Number	Description
10.1	IDACORP, Inc. Executive Incentive Plan, as amended February 21, 2008
10.2	IDACORP, Inc. Executive Incentive Plan NEO 2008 Award Opportunity Chart

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this amendment to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2008

IDACORP, Inc.

By: /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By: /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
10.1	IDACORP, Inc. Executive Incentive Plan, as amended February 21, 2008
10.2	IDACORP, Inc. Executive Incentive Plan NEO 2008 Award Opportunity Chart

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